EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

April 5, 2019

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We hereby consent to the use in this Form S-1 registration statement of our report dated January 18, 2019 with respect to the financial statements of Graphene & Solar Technologies Limited (formerly known as Solar Quartz Technology Corporation), as of September 30, 2018 and 2017, and for the years then ended.

Sincerely,

/s/ Thayer O’Neal Company, LLC

Thayer O’Neal Company, LLC